Exhibit 5.1



                                                      May 19, 2003


Genelabs Technologies, Inc.
505 Penobscot Drive
Redwood City, California 94063

                Re:     Genelabs Technologies, Inc.
                        Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as special counsel to Genelabs Technologies, Inc., a California corporation (the "Company"), in connection with the registration for resale of 10,530,000 shares (the "Shares") of the Company's common stock, no par value (the "Common Stock"), including 8,100,000 shares of common stock (the "Common Shares") presently outstanding and 2,430,000 shares of common stock (the "Warrant Shares"), issuable upon the exercise of outstanding warrants (the "Warrants"). The Common Shares and the Warrant Shares are collectively referred to herein as the "Shares."


         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Act; (ii) a specimen certificate representing the Common Stock; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; and (v) certain resolutions of the Pricing Committee of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors authorizing the issuance of the Common Shares and that upon exercise of the Warrants, the Company will receive the entire amount of the consideration contemplated by the resolutions of Board of Directors authorizing the issuance of the Warrant Shares. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly authorized, validly issued and are fully paid and nonassessable, and that the Warrant Shares have been duly authorized and, when issued upon exercise in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Shares" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP